SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 31, 2010
Date of Report (Date of earliest event reported)

OCZ TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53633	04-3651093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6373 San Ignacio Avenue, San Jose, CA	95119
(Address of principal executive offices)	(Zip Code)

6373 San Ignacio Avenue, San Jose, CA 95119
(Mailing Address)

(408) 733-8400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2010, OCZ Technology Group, Inc. (“OCZ”) entered into the Lease of Office Accommodation (the “Lease”) with Beleggingsmaatschappij Marcel B.V. (“Marcel”), pursuant to which OCZ leases from Marcel approximately 340 m², or 3,660 square feet, of office and warehouse facility, which is located at Coenecoop 89 B city Waddinxveen, The Netherlands.

The rental rate is € 7,375 (approximately $9,016) per quarter.  In addition, under the terms of the Lease, OCZ is required to pay turnover tax.  The Lease has an initial term of two-and-a-half (2 ½) years, commencing on June 1, 2010, and will be renewed for another two-and-a-half (2 ½) year term.  Thereafter, the Lease will be extended in consecutive five (5) year term.  The Lease may be terminated at the end of a rental period with a one-year prior written notice.  The Lease is in Dutch with English translation; in the event of any dispute relating to the interpretation of the English text, the Dutch text will control.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease.  An English translation of the Lease and the General Terms and Conditions for Lease of Office Accommodation are attached respectively as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits.

The exhibits are furnished pursuant to Item 1.01 and shall not be deemed to be “filed.”

Exhibit No.	Document Description
10.1	Lease of Office Accommodation, dated May 31, 2010 (English translation)
10.2	General Terms and Conditions for Lease of Office Accommodation (English translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Kerry T. Smith
Kerry T. Smith
Chief Financial Officer

Date: June 3, 2010

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Lease of Office Accommodation, dated May 31, 2010 (English translation)
10.2	General Terms and Conditions for Lease of Office Accommodation (English translation)